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Exhibit 10.1

ECN-to-ECN Direct Linkage Agreement

        This AGREEMENT (The "Agreement") is executed and entered into on April 7, 2000, by and between Archipelago, L.L.C., an Illinois limited liability company ("Archipelago"), and the Island ECN, Inc. ("Island") (collectively "the parties" or "both parties" or "each party").

        WHEREAS, Archipelago owns and operates an electronic communications network ("Archipelago ECN"), as defined in Rules 11 Ac1-1 and 11Ac1-4 promulgated under the Securities Exchange Act of 1934, as amended, ("the Act") and is registered as an "Alternative Trading System" (ATS") pursuant to Section 3 of the Act and the rules promulgated thereunder, as well as Regulation ATS (December 22, 1998), that matches and executes buy and sell orders for securities on behalf of its institutional and broker-dealer customers;

        WHEREAS, Island owns and operates an electronic communications network ("Island ECN"), as defined in Rules 11Ac1-1 and 11Ac1-4 promulgated under the Act, as amended, that matches and executes buy and sell orders for securities on behalf of its institutional and broker-dealer customers;

        WHEREAS, both parties are subject to all rules and regulations of the National Association of Securities Dealers ("NASD") and the U.S. Securities and Exchange Commission ("SEC");

        WHEREAS, both parties desire to send, receive, display, and publish on their respective trading systems the other party's limit order books, including "bids" and "Offers" and respective order size ("Shared Book Information"); and,

        WHEREAS, both parties desire to establish a mechanism for order routing via a computer to computer interface.

        NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants, agreements and conditions set forth herein, the parties agree as follows:

ARTICLE I
AGREEMENT TO PROVIDE SERVICE

1.1.
Compliance with Nasdaq Requirements. Until such time as this Agreement is either terminated or canceled, each party agrees to provide to the other party agrees to provide to the other party, on the terms and conditions set forth herein, the services, software and equipment (collectively referred to as the "System"), as described and defined in this Agreement or in Nasdaq Requirements, as defined below. "Nasdaq Requirements" shall mean: (a) the rules and regulations, interpretations, decisions, opinions, orders, and other requirements of the SEC; (b) the rules and regulations of the NASD and its affiliates, as applicable to each party; (c) the NASD's and affiliates' decisions, interpretations, operation procedures, specifications, requirements; (d) all other applicable laws, statutes, rules, regulations, orders, decisions, interpretations, opinions, and other requirements, whether promulgated by the United States or any other applicable jurisdiction (including the area of intellectual property); and (e) the successors, as they may exist at the time of the components of Nasdaq Requirements.

ARTICLE II
PROVISIONS OF THE LINKAGE

2.1.
Provisions of the System. Each party shall provide the other party with the ability to access orders residing on the other party's ECN. Each party acknowledges and agrees that the other party's software and equipment is and will remain the sole and exclusive property of the other party, and shall reasonable maintain all such software and equipment on its premises in good working order free of physical harm.

2.2.
Integrity of Service. Both parties represent and warrant that it will not interfere with or adversely affect the other party's equipment or software, or any of the component parts or processes of the linkage system.

2.3.
Linkage Costs. Each party shall be responsible for and bear its own costs and expenses associated with the installation and maintenance of all appropriate communication lines related to its link to the other party's ECN.

2.4.
Changes to the ECN. Each party acknowledges and agrees that nothing in this Agreement constitutes an undertaking by the other party to provide its ECN in the present form or under the current specifications, requirements, with the current software interfaces, or to continue to use existing communications facilities. Each party, in its sole discretion, may from time to time make additions to, deletions from, or modifications to its ECN and to its communications facilities. Each party further agrees to make reasonable efforts to notify the other party of changes to that party's ECN or communications facilities, other than minor changes, at least fourteen (14) days prior to any such change, unless a malfunction necessitates modifications on an accelerated basis or an emergency precludes such advance notice or a shorter time period is required pursuant to an order of a court, arbitrator or regulatory body.

2.5.
Monitoring Personnel. Each party acknowledges and agrees that it shall reasonably monitor its employees or agents ("personnel") to ensure that, in connection with the use of the other party's ECN, all personnel abide by and comply with all applicable provisions of the federal and state laws, including the rules and regulations of any self-regulatory organization of which either party is a member.

2.6.
Each party has read and agrees to the terms stipulated in the other party's clearly erroneous policy (Attached as Schedule B) and any subsequent amendment thereto.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

3.1.
System Compliance. Each party represents and warrants that during the term of this Agreement each party's ECN will remain in compliance with this Agreement and with SEC Nasdaq Requirements.

3.2.
Intellectual Property. Neither party shall reverse engineer, decompile, disassemble, re-engineer or otherwise attempt to discover the source code or the structural framework of the other party's ECN. Each party agrees that it will not disseminate the other party's order and execution data to a third-party vendor or charge additional fees for such data unless otherwise approved by the parties. Such approval shall be based, in part, on whether the other party reasonable determines that the proposed transmission format clearly identifies the displayed orders as originating from such party.

3.3.
Other Representations. Each party hereby represents and warrants to the other party, and covenants and agrees with the other party, that: (a) it has the right, power and authority to enter into this Agreement and perform its obligations as set forth herein; and (b) it is under no obligation or restriction, nor will it assume any such obligation or restriction, that does or would interfere or conflict with its obligations under this Agreement.

ARTICLE IV
PAYMENT OF FEES

4.1.
Term of Agreement. The initial term of this Agreement shall be for one month from the last day of the calendar month stated above. This Agreement will be automatically extended for one month terms from month to month, unless terminated by either party pursuant to Sections 9.1. or 9.2. herein.

4.2.
Payment of Fees. Each party agrees to pay the other party the fees as set forth in Schedule A, attached hereto. Either party may modify its fees and commission as set forth in Schedule A, upon thirty (30) days written notice to the other party, but no less than thirty (30) days after the execution date of this Agreement.

ARTICLE V
CLEARING AND SETTLEMENT

5.1.
Settlement Obligations. Each party acknowledges and agrees that it is each party's absolute, unconditional and un-assignable obligation, in connection with each securities trade executed through the other party's ECN, to make and ensure timely delivery of the subject securities and/or other distributions. Each party shall honor this settlement obligation: (i) whether or not such executed trade was made for a third party account as a broker or agent or other representative; (ii) whether or not any such third party account honors its obligations to deliver in a timely manner securities and/or funds, or to remit in a timely manner interest, dividends, or other distributions to either party; and (iii) whether or not either party wishes to challenge or raise defenses of any nature whatsoever to such transaction. Without limiting the foregoing obligation, in the event that either party does not receive timely delivery of securities and/or funds from a third party account, or in the event that either party becomes aware that a third party from whom the party is acting or unwilling or unable to settle any transaction, that party shall provide the other party immediate notice thereof, including without limitation, the name and address of the third party. In addition, it is expressly understood and agreed that each party's customers to the System shall be and hereby is deemed to be a third party beneficiary of that party's obligations as described herein. If either party breaches its obligations herein, or otherwise challenges any executed trade made through the System, the other party may, in its sole discretion, promptly disclose to the broker-dealer on the contra side of the transaction, the name of the defaulting or challenging party, as well as such supporting documentation pertaining to the transaction as is available to the party. Either party, in its sole discretion, may also inform its other broker-dealers of such default or challenge, and of the identity of the third party involved in the default. Neither party shall have liability to the other party in connection with such notification.

ARTICLE VI
USE OF THE SHARED BOOK INFORMATION

6.1.
Grant of Non-Exclusive License.

(a)
During the term of this Agreement, each party is granted a non-exclusive, non-transferable, royalty-free, worldwide license to use, display, and publish the other party's Shared Book Information for the purpose of routing orders for execution by the other party through its ECN. It is understood and agreed that the non-exclusive license granted pursuant to this section includes the right to combine the Shared Book Information with other Shared Book Information obtained from third parties as well as data and other content developed internally by either party.

(b)
Neither party shall use the other party's ECN with computerized voice technology or any automated information inquiry system or similar technology.

(c)
All shared Display Information or portions thereof provided by either party shall be displayed or published by the other party may be integrated into the other party's "Look and Feel" trading system. Notwithstanding the previous sentence, the party receiving Shared Display Information shall unconditionally maintain and uphold attribution of the Shared Display Information from the other party when displaying or publishing it. Accordingly, Archipelago orders will be attributed to "ARCA," and Island orders will be attributed to "ISLAND" or "ISLD".

(d)
If either party provides its logo or trademark to the other party in connection with providing the Shared Display Information, the party receiving the logo or trademark shall not alter, modify, or change it in any manner when displaying or publishing it on its trading system. Notwithstanding the foregoing, neither party shall incorporate the other party's logos or trademarks into any advertising, branding, or other promotional material without the prior written consent of the other party.

  (e)
  Any use by either party of logos or trademarks of the other party shall comply with all applicable laws and regulations.

  (f)
  Bother parties acknowledge that they have no right, title, or interest in the other party's Shared Book Information or logos or trademarks, and that nothing in this Agreement shall be construed as an assignment to the other party of any ownership interest of the foregoing. Additionally, nothing herein shall affect either party's intellectual property rights in connection with Shared Book Information or logos or trademarks.

ARTICLE VII
PROPRIETARY INFORMATION

7.1.
Proprietary Information. Each party acknowledges and agrees that the software and protocols provided by the other party are trade secrets proprietary and unique to each party, and that copyright and patent rights of either party may also exist. Each party acknowledges and agrees that the other party's third party vendors, including, but not limited to software, hardware, data, and communications providers, have exclusive proprietary rights in their respective information and data. Each party, on behalf of itself and its employees, agrees to keep such information confidential, and to utilize this information solely for its own business activities. Both parties further agree to take or cause to be taken all reasonable necessary precautions to maintain the secrecy and confidentiality of such proprietary information, and shall neither disclose the same to any person or entity, unless expressly permitted by the other party. Proprietary Information shall not include information which: (a) is in the public domain at the time of disclosure; (b) was in the lawful possession of or demonstrably known by the recipient prior to its receipt from either party; or (c) is independently developed by either party without use of the proprietary information.

(a)
In the event either party receives a request, or is required (by interrogatory, request for information or documents, subpoena, deposition, civil or administrative investigative demand or other process) to disclose proprietary or confidential information as defined immediately below), that party shall provide prompt notice of such request or demand and a copy of the written request or demand, if any, to the subject party within one day upon receipt and shall not comply with such subpoena or other process until the earlier to occur of (1) receiving written notification from the subject party that it may proceed, or (2) the deadline for complying with any portion or all of the process. In connection with the above, the party receiving a request for proprietary or confidential information of the other party shall tender all legal and equitable defenses to the other party immediately upon request.

7.2.
Confidentiality. Each party shall keep confidential the information related to the other party's ECN, both oral and written, that is given to the other party. Neither party shall disclose the identity of a customer to other broker-dealers or to third parties, in connection with any transaction executed or any message sent or received by either party through either party's ECN, except that either party may make such disclosure:

(a)
to facilitate the settlement of transactions of securities;

(b)
pursuant to prior authorization by bother parties in writing;

(c)
in the context of a published list; or

(d)
pursuant to an order or subpoena of a court or regulatory body having jurisdiction over either party or where required by law or regulation to be made available to any regulatory body having appropriate authority, (though subject to Section 7.1(a) above).

ARTICLE VIII
INDEMNITY AND LIABILITY

8.1.
Indemnity. Each party shall indemnify and hold harmless the other party, its employees, directors, and agents, its subsidiaries and affiliates and each other broker-dealer on the contra side of any executed trade, from and against:

(a)
Any and all liabilities, obligations, damages, claims, including reasonable attorneys' fees and other expenses, incurred in the investigation and defense of third party claims and actions resulting from or arising out of any material misrepresentation, material non-fulfillment of any covenant or agreement on the other party, its employees, directors, or agents, under the terms of this Agreement; and

(b)
The infringement (or alleged infringement) by the non-infringing party, its employees, directors, or agents, of any intellectual property right or other property or proprietary rights of the other party.

8.2.
Liability.

(a)
Each party agrees that the other party, its employees, directors, and agents, its subsidiaries and affiliates shall not be liable, except for any loss or damage caused by the gross negligence, recklessness, or willful misconduct of the other party, for any loss of profits (anticipated or otherwise), loss of use, trading losses, loss of other costs or savings, loss by reason of shutdown in operation or for increased expenses of operation, or any other damages suffered, or cost and expenses incurred by either party, any customers of either party or any third party, of any nature, or from any cause whatsoever, whether direct, special, incidental, or consequential, arising out of the furnishing, performance, maintenance, or use of, or inability to use, the services, equipment, communications lines, software, databases, manuals and any other materials furnished by or on behalf of either party.

(b)
The services, equipment, communications lines, software, databases, manuals, and other materials are provided "as is," without warranties of any kind, including, but not limited to, the implied warranties of merchantability, fitness for a particular purpose and non-infringement, by either party, its subsidiaries and affiliates. Nor is there any suggestion that the services, equipment, software, databases, manuals and other materials will meet the other party's requirements, be error free, or operate without interruption. Each party expressly disclaims all warranties of any kind, express, implied or statutory (including without limitation, use, timeliness, truthfulness, sequence, completeness, accuracy, freedom from interruption, and any implied warranties arising from trade usage, course of dealing, or course of performance).

(c)
Each party understands and agrees that the pricing for the linkage reasonably reflects the allocation of risk and limitation of liability set forth in this section.

ARTICLE IX
TERMINATION

9.1.
Termination by Either Party Without Cause. Either party may terminate this Agreement in its sole discretion only upon thirty (30) days prior written notice to the other party. In no event shall termination by either party relieve the other party of obligations already incurred.

9.2.
Termination by Either Party "for Cause." Either party may terminate this Agreement at any time, without any liability of as a consequence thereof, where:

(a)
the other party has made or furnished any false or misleading representations or certifications in connection with this Agreement;

(b)
the other party has breached any material obligation that must be performed pursuant to this Agreement;

  (c)
  the other party has violated or will violate any applicable law or regulation in connection with its use of the other party's ECN;

  (d)
  the other party has failed to pay fees and commissions that are due and owing within two (2) months of the date due or has consistently failed to pay debts on a timely basis (six(6) late payments will be considered "consistent"); or

  (e)
  the other party is notified by the NASD or any other regulatory body that either party is no longer a member in good standing.

ARTICLE X
MISCELLANEOUS

10.1.
Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if and when delivered by hand or mailed, certified or registered mail return receipt requested with postage prepaid, to the address of Archipelago or Island as set forth below, or to such other person or address as either party shall furnish in writing:

If to Archipelago ECN:	If to Island ECN:
Archipelago, L.L.C. President 100 S. Wacker Drive Suite 2012 Chicago, IL 60606	Company Name: The Island ECN, Inc. Contact Name: Matthew Andresen Title: President Street: 50 Broad Street City, State, Zip: New York, NY 10004
Telephone: 312-960-1696 Fax. 312-960-1369	Telephone: 212-231-5000 Fax: 212-231-5945
10.2.
Force Majeure. Notwithstanding any other term or condition of the Agreement, neither party and its third party providers, including, but not limited to, software, hardware, communications and data providers, shall be obligated to perform or observe their obligations undertaken in the Agreement (except for obligations to make payments hereunder and regulatory obligations) if prevented or hindered from doing so by any circumstances found to be beyond their control and without the gross negligence or willful misconduct on the part of either party. Such causes may include, without limitation, acts of God, acts of government in its sovereign or contractual capacity, power shortages or failures, utility or communication failure or delays, labor disputes, strikes, or shortages, supply shortages, equipment failures, or software malfunctions. The time for performance of any act delayed by such events may be postponed for a period of time equal to the delay.

10.3.
Arbitration. All claims, disputes, controversies, and other matters in question between the parties to this Agreement arising out of, or relating to this agreement, or to the breach hereof, shall be settled by final binding arbitration. The arbitration proceeding shall be held in the City of Chicago, State of Illinois, unless otherwise agreed by the parties. In no event shall such claim, dispute, controversy, or other matter in question be made later than one (1) year after the claim, dispute, controversy or other matter in question has arisen.

10.4.
Headings. The headings of the Sections of this Agreement are inserted for convenience only and shall not constitute a part hereof or affect in any way the meaning or interpretation of this Agreement.

10.5.
Amendment. Except as otherwise provided herein, no provision herein, no provision of this Agreement and any schedules and attachments which are a part hereof, may be amended, modified or waived unless by an instrument in writing executed on behalf of each of the parties by their respective duly authorized officers.

10.6.
Entire Agreement. This Agreement and attached Schedule A, as amended from time to time and signed by both parties, shall constitute the entire agreement between both parties, and shall supersede all prior agreements, arrangements, representations or promises, whether oral or written.

10.7.
Assignment. This Agreement may not be assigned or transferred by either party to any other person or entity without the prior written consent of the non-assigning party, except that this Agreement may be assigned or transferred by either party to a third party in the event of the sale of substantially all of the assets to that third party.

10.8.
Governing Law. The laws of the State of Illinois shall govern this Agreement.

10.9.
Severability. If any provision of this Agreement shall be held invalid, the remaining provisions shall remain in full force and effect.

        IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above.

THE ISLAND ECN, INC.		ARCHIPELAGO, L.L.C.
By:	/s/ MATTHEW F. ANDRESEN	By:	/s/ KEVIN J. P. O'HARA
Matthew F. Andresen		Kevin J. P. O'Hara
President Title		General Counsel Title

SCHEDULE A

Fee Schedules

ISLAND FEE SCHEDULE

The fees related to the Island services are as follows:

Execution Fees:

        [***]

INLET Fees:    (Island's Internet-based Front-end)

        [***]

Port Fees:

Direct Connect:

        [***]

Internet Connect:

        [***]

Clearly Erroneous Filing Fees:

        [***]

ACT Risk Management Fees (QSR Clearing Only):

        [***]

Island Subscribers are responsible for communication charges to Island's Data Centers.

Please note that all types of service available from Island are subject to the written Subscriber Agreement by and between the Subscriber and Island.

Copyright 1998-2000 The Island ECN, Inc.—Member NASD/SIPC

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE B

Clearly Erroneous Policies

ATTACHMENT A: ISLAND ECN CLEARLY ERRONEOUS POLICY
EFFECTIVE MAY 26, 1999

TRADES EXECUTED ON THE ISLAND ECN

        If a subscriber receives an execution on an order that was entered in error (e.g. in terms of price, quantity or symbol), the subscriber may contact the Subscriber Services Desk and request that the transaction be reviewed pursuant to the Island ECN Clearly Erroneous Policy. In the event that Island staff determines that a material term of such transaction is clearly erroneous, Island may break or modify the transaction.

        Island requests that subscribers submit requests to review transactions within 15 minutes from the time the questioned trade was executed and provide Island with a fax containing the relevant details within 30 minutes. Island may consider requests received after such time period depending on the facts and circumstances surrounding such request. Island will make a final determination within an hour except under exceptional circumstances. In all cases, however, Island will make a final determination prior to the open of the next trading day. The complainant will receive a written determination from Island.

TRADES EXECUTED VIA SELECTNET

        If a subscriber's order was executed against a non-subscriber accessing Island through the SelectNet Linkage, such transaction is subject to being broken pursuant to the Nasdaq clearly erroneous policy. In order for a subscriber to break such transactions, the subscriber must contact Island within 15 minutes from the time the trade in question was executed to provide Island personnel sufficient time to forward the request to Nasdaq Market Operations for resolution within the applicable Nasdaq time period.

CONFIRMATIONS

        A subscriber may request Island to confirm a transaction. Upon such request, Island staff will contact the contra-side and verify to terms of the transaction. Island will be unable to confirm transactions executed through the SelectNet Linkage. A confirmed trade shall not be broken.

RULES APPLICABLE TO ALL CLEARLY ERRONEOUS REQUESTS

        Only the disadvantaged party (as determined by Island), based on the market at the time the questioned trade was executed, may request that a trade be broken pursuant to the Island Clearly Erroneous Policy. Each request will be considered on a case by case basis. Once a request is filed, it cannot be withdrawn without the consent of both parties.

        It is the duty of the Subscriber to notify its personnel, who may be in multiple branch offices, as to the terms of the policy.

TRADES OUTSIDE OF THE PREVAILING MARKET

        The Subscriber understands that it is possible for orders to be executed outside the Nasdaq National Best Bid/Offer.

QuickLinks

ECN-to-ECN Direct Linkage Agreement
ARTICLE I AGREEMENT TO PROVIDE SERVICE
ARTICLE II PROVISIONS OF THE LINKAGE
ARTICLE III REPRESENTATIONS AND WARRANTIES
ARTICLE IV PAYMENT OF FEES
ARTICLE V CLEARING AND SETTLEMENT
ARTICLE VI USE OF THE SHARED BOOK INFORMATION
ARTICLE VII PROPRIETARY INFORMATION
ARTICLE VIII INDEMNITY AND LIABILITY
ARTICLE IX TERMINATION
ARTICLE X MISCELLANEOUS
SCHEDULE A Fee Schedules
SCHEDULE B
Clearly Erroneous Policies
ATTACHMENT A: ISLAND ECN CLEARLY ERRONEOUS POLICY EFFECTIVE MAY 26, 1999